Exhibit 99.1

Contacts:
Julie Henderson (212) 852-7070 Jhenderson@21cf.com	Nathaniel Brown (212) 852-7746 Nbrown@21cf.com

FOR IMMEDIATE RELEASE

21ST CENTURY FOX ANNOUNCES CHANGES TO SENIOR EXECUTIVE TEAM

EFFECTIVE JULY 1, 2015

RUPERT MURDOCH AND LACHLAN MURDOCH

NAMED EXECUTIVE CO-CHAIRMEN

CHASE CAREY NAMED EXECUTIVE VICE CHAIRMAN

JAMES MURDOCH NAMED CHIEF EXECUTIVE OFFICER

New York, NY – June 16, 2015 – The Board of 21st Century Fox (NASDAQ: FOXA, FOX) today announced a series of senior management changes, which will take effect July 1, 2015.

Rupert Murdoch, the Company’s founder and Chairman and CEO, together with Lachlan Murdoch, currently Co-Chairman, will become Executive Co-Chairmen.

Chase Carey, the Company’s Deputy Chairman, President and COO since 2009, will become the Executive Vice Chairman and serve in that role through June 30, 2016.

James Murdoch, currently Co-Chief Operating Officer, will become Chief Executive Officer.

In conjunction with these changes, the Company’s corporate functions, and its global television and film operations will now jointly report to Lachlan and James Murdoch.

Rupert Murdoch said: “It has always been our priority to ensure stable, long term leadership for the Company, and these appointments achieve that goal. Lachlan and James are each talented and accomplished executives and together, we, as shareholders and partners, will strive to take our company to new levels of growth and opportunity at a time of dynamic change in our industry.”

He added: “I can’t thank Chase Carey enough for his friendship, counsel and leadership over the past decades. He will be actively engaged in supporting Lachlan and James as they step in to their new roles.”

Chase Carey said: “I am grateful to Rupert for giving me the opportunity of a lifetime and truly believe there isn’t a Company out there that’s more exciting, with more growth potential, than 21st Century Fox. I look forward to continuing to work with Rupert to support Lachlan and James in their new positions.”

Contacts:
Julie Henderson (212) 852-7070 Jhenderson@21cf.com	Nathaniel Brown (212) 852-7746 Nbrown@21cf.com

Lachlan Murdoch and James Murdoch, in a joint statement, said: “We are both humbled by the opportunity to lead, with our father and the talented team of executives at 21st Century Fox, this extraordinary company.

We are grateful to Chase for being the leader and partner that he has been, and we are both delighted that his wisdom and sure handedness will continue to serve 21st Century Fox. We are also grateful to the Board for providing us the opportunity to lead this great company.”

“Most importantly, we each look forward to working with the entire team of creators, executives, artists and all of our colleagues that make up our global businesses, to steer the Company into the future, and to drive continued value for our shareholders.”

Rod Eddington, Lead Director, 21st Century Fox, said: “The Board has long been focused on succession and we’re fortunate to have two very talented executives in Lachlan and James to take this Company into the future. Working in tandem with Rupert, we’re confident their partnership and stewardship will give this business real momentum for many years to come. We are also deeply grateful to Chase Carey for his many years of exceptional leadership and his agreement to continue his contributions through his new position.”

EXECUTIVE BIOGRAPHIES

LACHLAN MURDOCH

Lachlan Murdoch is currently Co-Chairman, a position he has held since March 2014. Effective July 1, 2015, Mr. Murdoch, 43, will serve as Executive Co-Chairman of 21st Century Fox.

Mr. Murdoch has spent the past two decades building, operating and investing in many of the world’s most prominent television and publishing businesses, and also currently serves as Co-Chairman of News Corp, Executive Chairman of NOVA Entertainment and Executive Chairman of Illyria Pty Ltd. He is a Director of Sydney’s Museum of Contemporary Art and a Trustee of the Commando Welfare Trust. Mr. Murdoch previously served as Non-Executive Chairman of Ten Network Holdings.

Prior to his current role, Mr. Murdoch has served as Co-Chairman of 21st Century Fox beginning in March 2014 and has served the Company as a member of the Board of Directors since 1996, as well as in a number of senior executive roles from 1994-2005.

From 2000 – 2005, Mr. Murdoch served as Deputy Chief Operating Officer of 21st Century Fox (previously known as News Corporation), a role in which he was directly responsible for the Company’s U.S. television stations group and publishing assets.

As part of his duties as Deputy Chief Operating Officer, Mr. Murdoch was Chairman of Fox Television Stations (FTS) and Publisher of the New York Post, and also oversaw HarperCollins and the Company’s lines of business in Australia, including REA, Australia’s leading online real estate business.

Contacts:
Julie Henderson (212) 852-7070 Jhenderson@21cf.com	Nathaniel Brown (212) 852-7746 Nbrown@21cf.com

He led the Company’s purchase of a controlling stake in REA, which began with an approximate $1 million cash investment and resulted in a corporate asset that is currently valued at more than $3 billion.

At FTS, Mr. Murdoch oversaw the Company’s 35 owned-and-operated television stations, where he raised the bar on local news coverage across the nation, increasing the total number of local news hours across the group to more than 850 per week.

At the New York Post, he overhauled the tabloid and grew its circulation by more than 40 percent. During his tenure, the Post became the nation’s fastest-growing newspaper and the seventh largest in the United States.

In 2005, Mr. Murdoch founded Illyria Pty, a successful private investment company. In 2009, Illyria acquired 50 percent of DMG Radio, a network of radio stations, which later expanded to include pay television assets and was renamed NOVA Entertainment. After Mr. Murdoch became its Chairman in 2009, NOVA grew exponentially, nearly doubling in value during the first three years of his tenure, while its EBITDA rose more than threefold from $16M in 2009 to $52M in 2014. In 2012, Illyria purchased the remaining 50 percent and, under Mr. Murdoch’s leadership, NOVA Entertainment became Australia’s leading network of FM stations.

Mr. Murdoch holds a B.A. from Princeton University.

JAMES MURDOCH

James Murdoch is currently Co-Chief Operating Officer of 21st Century Fox, and will serve as the Company’s Chief Executive Officer effective July 1, 2015.

Mr. Murdoch, 42, has held a succession of leadership roles over his nearly two-decade career with the Company, culminating in his appointment to CEO. Over that period, he has been a key driver of the Company’s domestic and international expansion, having most recently served as Co-Chief Operating Officer, and previously as Chairman and CEO for Europe and Asia, as well as Chairman of BSkyB, Sky Deutschland, and Sky Italia, the businesses that now comprise the pan-European Sky group. His significant operational experience also includes tenures as CEO of both BSkyB and STAR, India’s number one entertainment broadcaster.

As 21st Century Fox’s Co-Chief Operating Officer, Mr. Murdoch had a broad purview across the Company’s global portfolio of businesses, and direct responsibility for its cable and broadcasting networks and properties, which reach more than 1.8 billion subscribers every day. From 2011 to 2014 he served as Deputy Chief Operating Officer and Chairman and CEO, International, and prior to that, Chairman and CEO, Europe and Asia since 2007.

Contacts:
Julie Henderson (212) 852-7070 Jhenderson@21cf.com	Nathaniel Brown (212) 852-7746 Nbrown@21cf.com

Mr. Murdoch has played an integral role in a number of strategic transactions, including the separation of the former News Corp into two distinct Companies, the combination of the Endemol Shine Group joint venture, the acquisition of the YES Network, and, through the creation of Sky Deutschland and the combination of Sky Deutschland and Sky Italia and BSkyB, the creation of the European entertainment leader Sky plc.

During his tenure as BSkyB’s Chief Executive Officer (of which 21st Century Fox owns 39.1%) from 2003 to 2007, and its Chairman from 2007 until 2012, the Company experienced transformative growth, amassing more than 10 million subscribers, and created a full-service residential media and telecommunications company.

Mr. Murdoch led 21st Century Fox’s partial acquisition of the former Premiere AG and from that the creation of Sky Deutschland, which was valued at €6.6 Billion upon its combination with BSkyB and Sky Italia in 2014. In addition, he led the restructuring of the Company’s European and Asian businesses between 2008 and 2010, including the separation of its Asian satellite television group, STAR, into India and ex-India operations, and the sale of the company’s Russian and Eastern European media holdings.

Mr. Murdoch became Chairman and Chief Executive Officer of STAR in 2000 and led the company’s turnaround and by 2003, the company established itself as the premier content and broadcasting company in India, South Asia and Taiwan. Prior to joining STAR, Mr. Murdoch held a variety of corporate roles at News Corporation between the time he joined the Company in 1996 and 2000, primarily focused on digital businesses.

Before joining the Company, Mr. Murdoch co-founded and chaired Rawkus Entertainment, a seminal Hip Hop independent based in lower Manhattan.

Mr. Murdoch serves as a board member of 21st Century Fox and Sky, and of News Corp. In addition, he is a non-executive director of Yankee Global Enterprises, Vice Media, and a member of the Board of Trustees of the Harvard Lampoon and the Ghetto Film School.

He and his wife Kathryn founded their family foundation, Quadrivium, in 2014. Quadrivium supports a variety of initiatives involving natural resources, science, civic life, childhood health, and equal opportunity.

About 21st Century Fox

21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, STAR India, 28 local television stations in the U.S. and more than 300 channels that comprise Fox International Channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50% ownership interest in Endemol Shine Group.

Contacts:
Julie Henderson (212) 852-7070 Jhenderson@21cf.com	Nathaniel Brown (212) 852-7746 Nbrown@21cf.com

The Company also holds a 39.1% ownership interest in Sky, Europe’s leading entertainment company, which serves 21 million customers across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The “forward-looking statements” are made only as of the date of this release and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law or regulation.